Exhibit 99.01

MEDIA CONTACT: /	INVESTOR CONTACT:
Deirdre Sena	Cynthia Hiponia
NortonLifeLock Inc.	NortonLifeLock Inc.
(310) 922-6956	(650) 527-8020
press@nortonlifelock.com	ir@nortonlifelock.com

NortonLifeLock Delivers Solid Execution for Fiscal Second Quarter 2020
Quarterly dividend raised 67 percent to $0.125 per share
Announces leadership and board appointments
TEMPE, Arizona – November 7, 2019 – NortonLifeLock Inc. (NASDAQ: NLOK), a global leader in consumer cyber safety, today reported results for its second quarter fiscal year 2020 ended October 4, 2019.
As a reminder, in connection with the sale of certain assets of our Enterprise Security business, effective November 4, 2019, we changed our corporate name from Symantec Corporation to NortonLifeLock Inc. The majority of our Enterprise Security business assets were classified as discontinued operations in our Condensed Consolidated Statements of Operations and thus excluded from continuing operations for all periods presented. Starting in the second quarter of fiscal 2020, we operate in one reportable segment. The assets and liabilities to be sold to Broadcom Inc., were classified as discontinued operations in our Condensed Consolidated Balance Sheets.
Second Quarter Fiscal 2020 Financial Highlights from Continuing Operations1
•	GAAP revenue was $608 million, as compared to $612 million in the year ago period
•	GAAP operating margin of 16.9% and non-GAAP operating margin of 29.3%
•	GAAP diluted EPS was $0.05 and non-GAAP diluted EPS was $0.18

We are also providing non-GAAP combined results of continuing operations and discontinued operations from divested assets from our Enterprise Security business to aid in the comparison to guidance we provided on August 8, 2019. The combined results are:
•	Revenue of $1,187 million, in-line with guidance of $1,155 to $1,205 million
•	Operating margin of 33.9%, up 220 basis points year-over-year, exceeding guidance of 31% to 33%
•	Fully diluted EPS of $0.46, up 10% year-over-year, exceeding guidance of $0.40 to $0.44

Capital Allocation Highlights
•	Company confirms intent to issue a $12 per share special dividend to shareholders, to be declared and distributed in the fourth quarter of fiscal 2020
•	Company raises its quarterly dividend to $0.125 per share in the third quarter, or $0.50 on an annual basis
•	Company has an existing $1.6 billion repurchase authorization
“I am proud of what this company accomplished in the second quarter,” said Rick Hill, NortonLifeLock’s Interim President and CEO. “In addition to the closing of the Broadcom transaction earlier this week, both the Enterprise Security and Consumer Cyber Safety businesses achieved revenue guidance we provided last quarter. As we move forward into transitioning to a pure play consumer company, I want to thank our employees for their dedication during this transformative period for the company. The board and I are excited to announce Vincent Pilette’s appointment as CEO, who joined us as CFO in May 2019. Under his leadership I believe NortonLifeLock will be able to capitalize on its growth opportunity and maximize value for our shareholders.”

1 Revenues and associated costs of our ID Analytics solutions, which were formerly included in the Enterprise Security segment, are now included in continuing operations in our remaining reportable segment.
(More)

“With the sale of our Enterprise Security assets complete, we are now able to have a singular focus on our goal to increase productivity and reduce the complexity in how we manage the business,” said Vincent Pilette, NortonLifeLock’s CFO. “During the second quarter, we were pleased to see stabilization in our direct customer count declines with ARPU growing both sequentially and year-over-year. Our original estimate of the stranded costs has now been lowered to $1.3 billion on an annualized basis with lower cash costs of $900 million. Additionally, our proceeds from the sale of our equity investments, combined with the planned sale of underutilized assets such as real estate, will cover the majority of the cash costs. We remain on track to eliminate the stranded costs over the next twelve months, with NortonLifeLock emerging as a steady, predictable business that can grow at mid-single digits with strong cash flow generation and earnings growth.”
In a separate press release, NortonLifeLock announced other leadership and board appointments.
Third Quarter Fiscal Year 2020 Guidance
•	Revenue in the range of $602 to $612 million
•	Non-GAAP EPS in the range of $0.05 to $0.10

No reconciliation of the forecasted range for non-GAAP EPS guidance is included in this release because it would be unreasonably burdensome to forecast the impacts of significant changes in our business such as the sale of our enterprise business, and related restructuring activities.
NortonLifeLock’s Board of Directors has declared a quarterly cash dividend of $0.125 per common share to be paid on December 18, 2019, to all shareholders of record as of the close of business on November 25, 2019.
To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The methods we use to produce non-GAAP results are not in accordance with GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP measures are provided below.
For additional details regarding NortonLifeLock’s results and outlook, please see the Earnings Presentation and the Supplemental Information on the investor relations page of our website at: https://investor.nortonlifelock.com.
Conference Call
NortonLifeLock has scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to discuss its results for its second quarter fiscal 2020 ended October 4, 2019 and to review guidance. Interested parties may access the conference call through NortonLifeLock’s Investor Relations website at http://investor.nortonlifelock.com/investor-relations/events-calendar/.  For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 4271719.
A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.
About NortonLifeLock
NortonLifeLock Inc. (NASDAQ: NLOK) is a global leader in consumer Cyber Safety. NortonLifeLock is dedicated to helping secure the devices, identities, online privacy, and home and family needs of nearly 50 million consumers, providing them with a trusted ally in a complex digital world. For more information, please visit www.NortonLifeLock.com.
Forward-Looking Statements:
This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the statements under “Third Quarter Fiscal Year 2020 Guidance;” the amount and distribution of the anticipated special dividend; the effects of the sale of substantially all of the Enterprise Security business on the Company’s business; the timing and amount of stock repurchases; the operating model of NortonLifeLock; NortonLifeLock’s future revenue and earnings growth and cash flow from operations; the amount and character of, and time to eliminate, stranded costs; the Company’s ability to monetize and use the proceeds of sales of underutilized assets to offset the cash costs to eliminate stranded costs and the resulting effect on the value of our NortonLifeLock business for shareholders; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: whether the NortonLifeLock board declares a special dividend, and its ultimate size, which is based on a number of assumptions regarding the realizable net cash proceeds from the transaction and other cash flow items; the effect of the sale of substantially all of the Enterprise Security assets on NortonLifeLock’s retained businesses and products; retention of existing executive leadership team members; difficulties in improving sales and product development during leadership transitions; difficulties in executing a new operating model for the consumer cyber safety business; lower than anticipated returns from the Company's investments in direct customer acquisition; difficulties and delays in reducing run rate expenses and monetizing underutilized assets; general business and economic conditions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in NortonLifeLock’s stock price; the ability of NortonLifeLock to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of NortonLifeLock to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; NortonLifeLock’s sales and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q. NortonLifeLock assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.
Use of Non-GAAP Financial Information: We use non-GAAP measures of adjusted revenues, operating margin, net income and earnings per share, which are adjusted from results based on GAAP to include certain purchase accounting adjustments and exclude certain expenses, gains and losses. We also provide the non-GAAP metric of reported billings. In addition, we are presenting certain combined non-GAAP continuing operations and non-GAAP discontinued operations results, excluding the results of discontinued operations related to our Veritas divestiture, in order to facilitate a reader’s understanding of our Q2FY20 financial performance compared to the Q2FY20 guidance provided on August 8, 2019, and the comparable prior year period. These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information including the Supplemental Information, on the investor relations page of our website at: https://investor.nortonlifelock.com.

NORTONLIFELOCK INC.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	October 4, 2019	March 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,697	$1,791
Short-term investments	134	252
Accounts receivable, net	593	708
Other current assets	289	286
Current assets of discontinued operations	7,047	149
Total current assets	9,760	3,186
Property and equipment, net	676	718
Operating lease assets	154	—
Intangible assets, net	1,146	1,202
Goodwill	2,675	2,677
Other long-term assets	1,818	1,163
Long-term assets of discontinued operations	—	6,992
Total assets	$16,229	$15,938
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$120	$165
Accrued compensation and benefits	219	257
Current portion of long-term debt	1,245	491
Contract liabilities	990	1,032
Current operating lease liabilities	36	—
Other current liabilities	514	524
Current liabilities of discontinued operations	1,932	1,297
Total current liabilities	5,056	3,766
Long-term debt	3,219	3,961
Long-term contract liabilities	26	27
Deferred income tax liabilities	538	577
Long-term income taxes payable	1,069	1,076
Long-term operating lease liabilities	137	—
Other long-term liabilities	72	80
Long-term liabilities of discontinued operations	—	713
Total liabilities	10,117	10,200
Total stockholders’ equity	6,112	5,738
Total liabilities and stockholders’ equity	$16,229	$15,938

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	October 4,	September 28,	October 4,	September 28,
	2019	2018	2019	2018
Net revenues	$608	$612	$1,258	$1,224
Cost of revenues	100	116	200	226
Gross profit	508	496	1,058	998
Operating expenses:
Sales and marketing	189	175	374	373
Research and development	86	105	188	214
General and administrative	92	101	188	220
Amortization of intangible assets	21	20	41	40
Restructuring, transition and other costs	17	52	30	137
Total operating expenses	405	453	821	984
Operating income	103	43	237	14
Interest expense	(46)	(52)	(95)	(104)
Other expense, net	(2)	(23)	(2)	(38)
Income (loss) from continuing operations before income taxes	55	(32)	140	(128)
Income tax expense	20	30	70	6
Income (loss) from continuing operations	35	(62)	70	(134)
Income from discontinued operations, net of taxes	750	54	741	66
Net income (loss)	$785	$(8)	$811	$(68)

Income (loss) per share - basic:
Continuing operations	$0.06	$(0.10)	$0.11	$(0.21)
Discontinued operations	$1.21	$0.09	$1.20	$0.11
Net income (loss) per share - basic (1)	$1.27	$(0.01)	$1.31	$(0.11)
				$
Income (loss) per share - diluted:
Continuing operations	$0.05	$(0.10)	$0.11	$(0.21)
Discontinued operations	$1.16	$0.09	$1.15	$0.11
Net income (loss) per share - diluted (1)	$1.22	$(0.01)	$1.26	$(0.11)

Weighted-average shares outstanding:
Basic	620	630	619	627
Diluted	644	630	643	627

(1) Amounts may not add due to rounding.

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Three Months Ended		Six Months Ended
	October 4,	September 28,	October 4,	September 28,
	2019	2018	2019	2018
OPERATING ACTIVITIES:
Net income (loss)	$785	$(8)	$811	$(68)
Adjustments:
Amortization and depreciation	93	153	251	305
Impairments of long-lived assets	1	3	4	7
Stock-based compensation expense	70	97	150	210
Deferred income taxes	(677)	45	(707)	3
Loss from equity interest	11	34	22	60
Other	17	5	30	(42)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(159)	(35)	111	286
Accounts payable	(11)	(31)	(32)	(12)
Accrued compensation and benefits	26	(4)	(20)	(81)
Contract liabilities	32	(5)	(129)	(116)
Income taxes payable	(67)	(66)	5	(67)
Other assets	(10)	60	(5)	55
Other liabilities	70	(8)	15	31
Net cash provided by operating activities	181	240	506	571
INVESTING ACTIVITIES:
Purchases of property and equipment	(27)	(51)	(76)	(95)
Payments for acquisitions, net of cash acquired	—	(12)	—	(17)
Proceeds from maturities and sales of short-term investments	28	35	120	99
Other	—	(2)	(5)	(7)
Net cash provided by (used in) investing activities	1	(30)	39	(20)
FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock incentive plans	51	2	88	6
Tax payments related to restricted stock units	(13)	(11)	(65)	(53)
Dividends and dividend equivalents paid	(47)	(50)	(98)	(110)
Repurchases of common stock	—	—	(559)	—
Net cash used in financing activities	(9)	(59)	(634)	(157)
Effect of exchange rate fluctuations on cash and cash equivalents	(8)	(5)	(5)	(21)
Change in cash and cash equivalents	165	146	(94)	373
Beginning cash and cash equivalents	1,532	2,001	1,791	1,774
Ending cash and cash equivalents	$1,697	$2,147	$1,697	$2,147

NORTONLIFELOCK INC.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)
(In millions, except per share data, unaudited)

	Three Months Ended
	October 4,	September 28,
	2019	2018
Operating income	$103	$43
Stock-based compensation	29	38
Amortization of intangible assets	29	28
Restructuring, transition and other costs	17	52
Other	—	1
Operating income (Non-GAAP)	$178	$163

Operating margin	16.9%	7.0%
Operating margin (Non-GAAP)	29.3%	26.6%

Net income (loss)	$785	$(8)
Adjustments to income (loss) from continuing operations:
Stock-based compensation	29	38
Amortization of intangible assets	29	28
Restructuring, transition and other costs	17	52
Other	—	3
Non-cash interest expense	5	6
Loss from equity interest	11	34
Total adjustments to GAAP income (loss) from continuing operations before income taxes	91	162
Adjustment to GAAP provision for income taxes	(13)	1
Total adjustment to continuing operations, net of taxes	78	163
Discontinued operations, net of taxes	(750)	(54)
Net income (Non-GAAP)	$113	$101

Diluted net income (loss) per share	$1.22	$(0.01)
Adjustments to diluted net income (loss) per share:
Stock-based compensation	0.05	0.06
Amortization of intangible assets	0.05	0.04
Restructuring, transition and other costs	0.03	0.08
Other	—	—
Non-cash interest expense	0.01	0.01
Loss from equity interest	0.02	0.05
Total adjustments to GAAP income (loss) from continuing operations before income taxes	0.14	0.26
Adjustment to GAAP provision for income taxes	(0.02)	0.00
Total adjustment to continuing operations, net of taxes	0.12	0.26
Discontinued operations, net of taxes	(1.16)	(0.09)
Incremental dilution effect	—	(0.01)
Diluted net income per share (Non-GAAP)	$0.18	$0.15

Diluted weighted-average shares outstanding	644	630
Incremental dilution	—	27
Diluted weighted-average shares outstanding (Non-GAAP) (3)	644	657

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) Amounts may not add due to rounding.
(3) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods in which there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

NORTONLIFELOCK INC.
Reconciliation of GAAP to Non-GAAP Results of Operations - Discontinued Operations (1) (2)
(In millions, except per share data, unaudited)

	Three Months Ended
	October 4,	September 28,
	2019	2018
Net revenues from discontinued operations	$576	$563
Contract liabilities fair value adjustment	3	9
Net revenues from discontinued operations (non-GAAP)	$579	$572

Operating income from discontinued operations	$113	$59
Contract liabilities fair value adjustment	3	9
Stock-based compensation	41	59
Amortization of intangible assets	29	82
Restructuring, transition and other costs	40	4
Other	(1)	—
Operating income from discontinued operations (Non-GAAP)	$224	$212

Operating margin from discontinued operations	19.6%	10.5%
Operating margin from discontinued operations (Non-GAAP)	38.7%	37.1%

Income from discontinued operations, net of taxes	$750	$54
Adjustments to income from discontinued operations:
Contract liabilities fair value adjustment	3	9
Stock-based compensation	41	59
Amortization of intangible assets	29	82
Restructuring, transition and other costs	40	4
Other	(1)	(2)
Total adjustments to GAAP income from discontinued operations before income taxes	112	151
Significant tax matters (3)	(665)	—
Income tax effect of non-GAAP adjustments	(14)	(29)
Income from discontinued operations, net of taxes (Non-GAAP)	$183	$176

Income from discontinued operations, net of taxes per share
Adjustments to diluted income per share:	$1.16	$0.09
Contract liabilities fair value adjustment	0.00	0.01
Stock-based compensation	0.06	0.09
Amortization of intangible assets	0.05	0.13
Restructuring, transition and other costs	0.06	0.01
Other	(0.00)	(0.00)
Total adjustments to GAAP income from discontinued operations before income taxes	0.17	0.24
Significant tax matters (3)	(1.03)	—
Income tax effect of non-GAAP adjustments	(0.02)	(0.05)
Total adjustment to discontinued operations, net of taxes	(0.88)	0.19
Incremental dilution effect	—	(0.01)
Income from discontinued operations, net of taxes per share (Non-GAAP)	$0.28	$0.27

Diluted weighted-average shares outstanding	644	630
Incremental dilution	—	27
Diluted weighted-average shares outstanding (Non-GAAP)	644	657

(1) We are presenting combined non-GAAP continuing operations and discontinued operations results in order to facilitate a reader’s understanding of our Q2FY20 financial performance compared to the Q2FY20 guidance provided on August 8, 2019. We excluded the results of Veritas from these combined non-GAAP metrics because the results of Veritas were not included in our Q2FY20 guidance. See the following page for these combined results. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) Amounts may not add due to rounding.
(3) We recorded a $665 million tax benefit in discontinued operations during the three months ended October 4, 2019 to remeasure the deferred tax assets associated with the tax basis of intellectual property held by our subsidiaries organized in Ireland. We previously expected to recover the tax basis through normal operation of our Enterprise business, which is taxed at the Irish trading rate of 12.5%. We now expect to recover the tax basis through the sale of certain assets of the Enterprise business, which will be taxed at the Irish capital gains tax rate of 33%.

NORTONLIFELOCK INC.
Combined Non-GAAP Results of Operations (1)
(In millions, except per share data, unaudited)
	Three Months Ended October 4, 2019
	Continuing Operations	Discontinued Operations	Combined
Combined results of operations (non-GAAP):
Net revenues	$608	$579	$1,187
Operating income	$178	$224	$402
Operating margin	29.3%	38.7%	33.9%
Total net income	$113	$183	$296

Diluted weighted-average shares outstanding	644	644	644
Net income per share	$0.18	$0.28	$0.46

	Three Months Ended September 28, 2018
	Continuing Operations	Discontinued Operations	Combined
Combined results of operations (non-GAAP):
Net revenues	$612	$572	$1,184
Operating income	$163	$212	$375
Operating margin	26.6%	37.1%	31.7%
Total net income	$101	$176	$277

Diluted weighted-average shares outstanding	657	657	657
Net income per share	$0.15	$0.27	$0.42

(1) On August 8, 2019, we entered into a definitive agreement to sell certain assets of our Enterprise business to Broadcom Inc. This transaction closed on November 4, 2019. As a result, the results of a majority of our Enterprise Security business were classified as discontinued operations and thus excluded from continuing operations for all periods presented. However, our Q2FY20 non-GAAP guidance included the results of operations related to our Enterprise business divestiture. Consequently, we are presenting certain combined non-GAAP continuing operations and non-GAAP discontinued operations results, excluding the results of discontinued operations related to our Veritas divestiture, in order to facilitate a reader’s understanding of our Q2FY20 financial performance compared to the Q2FY20 guidance provided on August 8, 2019, and the comparable prior year period. Our Management also used these combined non-GAAP results to evaluate our Q2FY20 financial performance against our comparable prior year period results. For a more detailed explanation of these non-GAAP measures, see Appendix A.

NORTONLIFELOCK INC.
CONSUMER CYBER SAFETY METRICS
(In millions, except per share data, unaudited)

	Three Months Ended
	October 4,	July 5,	September 28,
	2019	2019	2018
Direct customer revenues	$536	$577	$543
Partner revenues	$59	$59	$58
Revenues from ID Analytics	$13	$14	$11
Average direct customer count	20.1	20.2	20.8
Direct customer count (at quarter end)	20.1	20.1	20.7
Direct average revenue per user (ARPU) (1)	$8.88	$8.83	$8.72

(1) ARPU for the three months ended July 5, 2019 was normalized to exclude approximately $41 million of direct customer revenues from the extra week in the period.

NORTONLIFELOCK INC.
Appendix A
Explanation of Non-GAAP Measures

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Contract liabilities adjustment:  Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Stock-based compensation:  This consists of expenses for employee restricted stock units, performance-based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP.  We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.

Amortization of intangible assets:  Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements.  Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.

Restructuring, transition and other costs:  Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements, as well as other exit and disposal costs. Included in other exit and disposal costs are advisory fees incurred in connection with restructuring events and facilities exit costs, which generally include rent expense and lease termination costs, less estimated sublease income.  Separation costs primarily consist of consulting costs incurred in connection with the divestiture of our Enterprise Security business.

Transition costs are associated with formal discrete strategic information technology initiatives and primarily consist of consulting charges associated with our enterprise resource planning and supporting systems and costs to automate business processes. We exclude restructuring, transition and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Acquisition-related costs:  These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.

Litigation settlement:  We may periodically incur charges or benefits related to litigation settlements.  We exclude these charges and benefits when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Non-cash interest expense and amortization of debt issuance costs:  In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

Gain on divestitures:  We periodically recognize gains on divestitures. We have excluded these gains for purposes of calculating our non-GAAP results. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Gain (loss) from equity interest:  We record gains or losses in equity method investments representing net income or loss attributable to our noncontrolling interest in companies over which we have limited control and visibility.  We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing core results.

Income tax effects and adjustments:  We use a non-GAAP tax rate that excludes (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate. On June 7, 2019, a three-judge panel from the Ninth Circuit Court of Appeals issued an opinion in Altera Corp. v. Commissioner which reversed a United States Tax Court decision regarding the treatment of share-based compensation expense in a cost sharing arrangement. As a result, we recorded a cumulative income tax expense of $62 million for continuing operation in the first quarter and first six months of fiscal 2020, which has been excluded from our non-GAAP tax provision. In addition, in the second quarter of fiscal 2020, we recorded a $665 million tax benefit in discontinued operations to remeasure the deferred tax assets associated with the tax basis of intellectual property held by our subsidiaries organized in Ireland. We previously expected to recover the tax basis through normal operation of our Enterprise business, which is taxed at the Irish trading rate of 12.5%. We now expect to recover the tax basis through the sale of certain assets of the Enterprise business, which will be taxed at the Irish capital gains tax rate of 33%. For fiscal 2019, as a result of U.S. tax reform, we used a non-GAAP tax rate that excluded (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above.

Discontinued operations:  On August 8, 2019, we entered into a definitive agreement to sell certain of our Enterprise Security assets to Broadcom Inc. On November 4, 2019, we completed the transaction. In January 2016, we completed the sale of assets related to our Veritas operations. The results of our divested Enterprise Security and Veritas operations that were subject to the divestiture are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Reported billings:  We define reported billings as total revenue plus the change in adjusted contract liabilities. The change in contract liabilities excludes the change related to discontinued operations that does not amortize to revenue from continuing operations. We consider reported billings to be a useful metric for management and investors because it facilitates an analysis of changes in contract liabilities balances that are an indicator of the health and visibility of our business. There are several limitations related to the use of reported billings versus revenue calculated in accordance with GAAP. First, reported billings include amounts that have not yet been recognized as revenue. Second, our calculation of reported billings may be different from other companies in our industry, some of which may not use reported billings, may calculate reported billings differently, may have different reported billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of reported billings as a comparative measure. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating reported billings together with revenue calculated in accordance with GAAP.

Free cash flow:  Free cash flow is defined as cash flow from operating activities less purchases of property and equipment.

Non-GAAP constant currency adjusted revenues:  Non-GAAP constant currency adjusted revenues are defined as revenues adjusted for foreign exchange impact, calculated by translating current period revenue using the year ago currency conversion rate.

Consumer Cyber Safety direct customer count:  Direct customers are defined as those customers of our Consumer Cyber Safety solutions who have a direct billing relationship with us, including online acquisition and retention, affiliates, co-marketing, and original contract manufacturer channels. Also excluded are customers of our ID Analytics solutions. Average direct customer count presents the average of the total number of direct customers at the beginning and end of the fiscal quarter.

Consumer Cyber Safety direct average revenues per user (ARPU):  ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor APRU because it helps us understand the rate at which we are monetizing our consumer customer base.

Combined non-GAAP continuing operations and non-GAAP discontinued operations: On August 8, 2019, we entered into a definitive agreement to sell certain assets of our Enterprise business to Broadcom Inc. This transaction closed on November 4, 2019. As a result, the results of a majority of our Enterprise Security business were classified as discontinued operations and thus excluded from continuing operations for all periods presented. However, our Q2FY20 non-GAAP guidance included the results of operations related to our Enterprise business divestiture. Consequently, we are presenting certain combined non-GAAP continuing operations and non-GAAP discontinued operations results, excluding the results of discontinued operations related to our Veritas divestiture, in order to facilitate a reader’s understanding of our Q2FY20 financial performance compared to the Q2FY20 guidance provided on August 8, 2019, and the comparable prior year period. Our Management also used these combined non-GAAP results to evaluate our Q2FY20 financial performance against our comparable prior year period results. We excluded the results of Veritas from these combined non-GAAP metrics because the results of Veritas were not included in our Q2FY20 guidance or in our previous non-GAAP reported operating results. In addition to combining continuing operations with discontinued operations, we also made non-GAAP adjustments consistent with those made in our historically reported operating results in Q1FY20 and FY19.